Exhibit 99.1


            Keynote Acquires SIGOS, Technology Leader in Mobile Data
                    Network Testing and Monitoring Solutions


      SAN  MATEO,   Calif.--(BUSINESS   WIRE)--April  3,  2006--Keynote  Systems
(Nasdaq:KEYN):

      --    Keynote Boosting Mobile Service Level Management (SLM) Business

      -- SIGOS SITE System for Mobile Network Testing and Monitoring is Installed in Major Wireless Data Operators in Europe

      -- SIGOS Revenues Have Grown Over 20% Annually for the Past 3 Years; Acquisition Expected to Add Approximately USD 10 Million in Revenue in Fiscal 2007

      Keynote Systems (Nasdaq:KEYN), the worldwide leader in services that improve online business and communications technologies, today announced the acquisition of SIGOS, the leading supplier of mobile data network testing and active service monitoring systems to major wireless operators in Europe, for EUR 25 million in cash, or approximately USD 30 million. In addition, Keynote will pay earn-out proceeds up to an additional EUR 8 million, or approximately USD
9.6 million in cash if certain revenue and profitability milestones are achieved in calendar 2006.
      SIGOS has approximately 55 large enterprise customers including Vodafone, T-Mobile, Telephonica and Orange. Based in Nuremberg, Germany, SIGOS was founded in 1989 and employs 65 people, all of whom are joining Keynote.
      By acquiring SIGOS, Keynote is moving to aggressively grow its overall business in Europe and across the world by expanding into the fast growing mobile market with leading technology solutions for testing, monitoring and improving wireless networks and applications. The acquisition underscores Keynote's commitment to provide the premier testing and monitoring solutions to support the growth of The New Internet, of which mobility is an increasingly critical part.
      SIGOS has been profitable for the last three years and expects to continue its profitability as a stand-alone subsidiary of Keynote. Keynote will consolidate SIGOS's financial reporting under U.S. GAAP rules starting in its current fiscal quarter ending June 30, 2006. Upon conversion of the SIGOS financial statements from German to U.S. GAAP, their systems license revenue will be required to be ratably recognized over the initial duration of each customer contract, which is usually 12 months. As a result of this accounting change, Keynote will recognize as revenues only a fraction of SIGOS sales during the remainder of fiscal 2006. The transaction will therefore be dilutive to Keynote U.S. GAAP net income for the first three fiscal quarters after the acquisition, although cash flow from operations is expected to be positive throughout. Based on preliminary estimates the acquisition will add USD 10 million of revenue to Keynote's operating results in fiscal 2007.
      Keynote will operate SIGOS as a wholly owned subsidiary and rename the company Keynote SIGOS. Johannes Reis, CEO of SIGOS, will continue in his position as CEO of the subsidiary and report to Umang Gupta, chairman and CEO of Keynote. The remainder of SIGOS's executive management is expected to remain in place.
      "Keynote up to now had a fledging business in the mobile service level management (SLM) space largely focused on wireless data services benchmarking and competitive trending with key customers such as Cingular, Sprint, Verizon and MSN," said Umang Gupta. "With the acquisition of SIGOS, Keynote is now positioned to take on a more central role in the mobile market by providing heavy-duty network testing, active service monitoring and alerting systems to mobile network operators and content providers. SIGOS has a strong customer base with well-respected technology that we expect to aggressively leverage in the rest of the world, including the United States. Over the past year as we became more familiar with each other, Keynote and SIGOS realized that we not only have very complementary technologies, but an excellent cultural fit between the two companies. We are truly pleased to welcome all the employees of SIGOS to the Keynote family."
      Johannes Reis said, "SIGOS has spent over 16 years developing its world-class technology, blue-chip customer base and brand recognition in Europe as a leader in mobile testing and active service monitoring. To move our business to the next level an acquirer would need name recognition, a solid financial base of a well-positioned profitable public company and complementary technology." Reis continued, "As the lines between the Internet and mobility blur, our respective strengths will complement each other as Keynote is the leader in Internet service level management (SLM) in the U.S., and SIGOS is a leader in mobile SLM in Europe. We look forward to serving our customers and expanding our footprint in the U.S. and across the world."

      More About What SIGOS Does

      As specialists in active testing of mobile networks, services and components, SIGOS offers automated test equipment, software systems and highly sophisticated consulting service for end-to-end service quality management. Mobile operators need SIGOS's services because they are differentiating themselves from each other on the quality of their service (QoS). Dropped voice calls, inaccurate billing and lost data connections all encourage churn and can inflict serious damage on an operator's financial results.
      SIGOS provides an automated, centrally administered system with physical probes distributed over the whole network for performing efficient end-to-end active monitoring and testing for a network operator or carrier. The SIGOS test system is called SITE and typically includes a central service appliance and numerous remote agent appliances (probes). The central server acts as the brains of the system where tests are created, scheduled, stored and analyzed.
      "SIM Multiplexers" physically store thousands of subscriber identity modules (SIMs) and allow for the data on the SIMs to be virtually transferred to the mobiles on demand. The remote agents are similar to Keynote's private agents (measurement computers), but more sophisticated since they can take on multiple SIM identities and execute various system tests such as wireless access protocol
(WAP), interactive voice recognition (IVR), revenue assurance, prepaid SIM card assurance, streaming, Web browsing, multimedia message service (MMS) and voice quality tests. The system can then simulate a wide range of subscriber actions ranging from international roaming to voice mailbox services. All tests can be repeated under exactly the same conditions, so reports and statistics assist the test engineers in troubleshooting problems.
      Prices for a typical SITE system range from USD 120,000 to over USD 1.2M.

      Keynote will host a conference call and simultaneous Web cast at 8:30 a.m.
(EDT), today April 3, 2006 to discuss this news. To listen to the live conference call in the U.S. and Canada dial (866) 271-6293. Outside the U.S. and Canada dial (706) 679-4457. The conference ID is #7027756. The Web cast of the call will be available at the Investor Relations section of Keynote's Web site at www.keynote.com under 'Investors.'

      Playback of the conference call will be available at 9:30 a.m. (EDT) on Monday, April 3, 2006. To access the replay in the U.S. and Canada dial (800) 642-1687. To access the replay outside the U.S. and Canada dial (706) 645-9291. The passcode is #7027756.

      About Keynote

      Founded in 1995, Keynote Systems (Nasdaq:KEYN) is the worldwide leader in services that improve online business performance and communications technologies. Keynote helps approximately 2,300 corporate customers and 11,000 individual subscribers become "the best of the best" online. The business premise supporting Keynote's mission is: "Online businesses can't manage what they don't measure." As an independent and trusted third-party, Keynote provides IT and marketing executives with unbiased benchmarking data, competitive analysis and operational metrics from the customer perspective. This data measures service levels and customer experience of Web sites, broadband services and mobile communications.
      Known as The Internet Performance Authority(R), Keynote manages a market-leading infrastructure of 1,600+ measurement computers and mobile devices in over 114 locations and 66+ metropolitan areas worldwide that assess service levels and a panel of over 160,000 consumers who participate in interactive Web site tests that assess user experience. These online user experience tests capture customer attitude and behavior to answer the critical "why" behind the "what." Keynote's geographically distributed measurement services, on-site monitoring appliances, competitive intelligence and custom studies ensure that its customers outpace their competitors in online service levels and overall user experience.
      Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

      Forward-Looking Statements

      This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
      Forward-looking statements in this release include, but are not limited to, those related to revenue contribution of Sigos and other future financial effects of the transaction, the integration of Sigos products and technology with those of Keynote, and products and services and their benefits after the closing of the transaction and plans for the geographic expansion of both companies. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the need to retain existing customers and obtain new customers in order for the revenues of Sigos to meet estimated targets during fiscal 2007, differences between German GAAP, which is how the financial statements of Sigos were previously prepared and U.S. GAAP, under which financial statements of the combined company will be prepared, and the fact that differences in those standards could result in significant differences in the currently estimated future results for the combined company, the acquisition of Sigos may not be accretive to GAAP operating income or net income (which includes the effect of the amortization of intangibles), as the amount of the intangibles to be amortized and the period over which such amortization will occur will not be finally determined until after the closing of the merger, Keynote's ability to control costs, unforeseen expenses related to the Sigos business, which is a new business line for Keynote, Keynote's ability to retain key Sigos personnel, continued customer acceptance of the Sigos services after the merger, particularly as many customers do not have long term commitments to continue using Sigos' services, pricing pressure with respect to services, competition, Keynote's ability to develop and introduce new services in the U.S., including those based on Sigos' services, in a timely manner and customer acceptance of new services, and unforeseen issues with respect to the integration of technologies and personnel of Sigos, risks related to international expansion and conducting operations in foreign countries, as Keynote currently has minimal operations outside the US and little experience in operating a business internationally. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2005, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
      All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

      Keynote and The Internet Performance Authority are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2006 Keynote Systems, Inc.


    CONTACT: Keynote Systems
             Dan Berkowitz, 650-403-3305 (US Media/Investor Relations) or 415-518-7870 (mobile)
             dberkowitz@keynote.com
                 or
             Johnson King PR
             Flora Haslam, 4420 7357 7799 (UK Media)
             or 4477 4864 0038 (mobile)
             florah@johnsonking.co.uk
             Emmanuelle Rouard, 49 89 89 40 85 12 (German Media) emmanuellemr@johnsonking.de